Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Municipal High Income Opportunity Fund
811-21449



Additional shares of the registrants securities have been registered under file number 333-161462 and have become effective on January 29, 2010, as stated in the Prospectus, containing a description of the Funds Common Shares.

A copy of such Prospectus is contained in the Funds 497 filing on February 1, 2010, accession number 0001193125-10-018255, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.